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EXHIBIT 99.2 Amendment to the Certificate of Incorporation dated and filed with the State of Delaware on April 29, 2002

[ENTERBANK HOLDINGS, INC. LETTERHEAD]

                            ENTERBANK HOLDINGS, INC.

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

     ENTERBANK HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following amendment to the Certificate of Incorporation of said Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Article ONE of the Certificate of Incorporation is amended to read as follows:

     "The name of the corporation is Enterprise Financial Services Corp."

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its duly authorized officer, this 29th day of April, 2002.

                                    ENTERBANK HOLDINGS, INC.
                                    Now named Enterprise Financial Services Corp

                                    By: /s/ Fred H. Eller
                                        ----------------------------------------
                                            Fred H. Eller
                                            Chief Executive Officer